INDEPENDENT AUDITORS' REPORT

TO THE STOCKHOLDERS OF
HATFIELD AUTOMOTIVE GROUP
Columbus, Ohio

     We have audited the accompanying combined balance sheets of Hatfield Automotive Group (the "Company"), which are under common ownership and management, as of December 31, 1996 and 1997, and the related combined statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Company as of December 31, 1996 and 1997, and the combined results of its operations and its combined cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Charlotte, North Carolina

May 22, 1998

                           HATFIELD AUTOMOTIVE GROUP


                            COMBINED BALANCE SHEETS


                 December 31, 1996 and 1997 and March 31, 1998



                                                                    December 31,
                                                          ---------------------------------      March 31,
                                                                1996              1997             1998
                                                          ---------------   ---------------   --------------
                                                                                                (Unaudited)
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ............................    $ 11,630,711      $ 12,238,729      $14,990,300
 Accounts receivable (no allowance necessary) .........       3,014,936         3,391,406        3,360,011
 Inventories (Note 3) .................................      30,855,389        34,563,796       34,394,629
 Other current assets (Note 6) ........................       5,526,214         6,592,010        6,609,433
                                                           ------------      ------------      -----------
   Total current assets ...............................      51,027,250        56,785,941       59,354,373
PROPERTY AND EQUIPMENT, NET (Note 4) ..................         817,960         1,064,104        1,003,451
GOODWILL, NET (Notes 1 and 2) .........................              --           983,333          977,083
                                                           ------------      ------------      -----------
TOTAL ASSETS ..........................................    $ 51,845,210      $ 58,833,378      $61,334,907
                                                           ============      ============      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Notes payable -- floor plan (Note 3) .................    $ 28,941,767      $ 33,705,904      $33,456,104
 Trade accounts payable ...............................       3,182,685         2,035,848        2,659,920
 Other accrued liabilities ............................       1,543,879         1,461,131        1,130,944
 Payable to stockholder's -- current (Note 6) .........       5,986,706         7,162,864        7,196,334
                                                           ------------      ------------      -----------
   Total current liabilities ..........................      39,655,037        44,365,747       44,443,302
                                                           ------------      ------------      -----------
PAYABLE TO STOCKHOLDERS -- NON-CURRENT
 (Note 6) .............................................       6,815,121         8,176,482       10,569,130
COMMITMENTS AND CONTINGENCIES (Notes 6 and 8)
STOCKHOLDERS' EQUITY (Note 5):
 Common stock of combined companies ...................       2,825,000         2,825,000        2,825,000
 Paid-in capital ......................................         804,000         1,744,000        1,744,000
 Retained earnings ....................................       1,746,052         1,722,149        1,753,475
                                                           ------------      ------------      -----------
   Total stockholders' equity .........................       5,375,052         6,291,149        6,322,475
                                                           ------------      ------------      -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ............    $ 51,845,210      $ 58,833,378      $61,334,907
                                                           ============      ============      ===========

                  See notes to combined financial statements.

                           HATFIELD AUTOMOTIVE GROUP


                         COMBINED STATEMENTS OF INCOME


             For the years ended December 31, 1995, 1996 and 1997
              and the three months ended March 31, 1997 and 1998



                                                                                                  Three months ended
                                                         Year ended December 31,                       March 31,
                                             ----------------------------------------------- -----------------------------
                                                   1995            1996            1997           1997           1998
                                             --------------- --------------- --------------- -------------- --------------
                                                                                                      (Unaudited)
REVENUES:
 Vehicle sales .............................  $164,216,610    $213,251,842    $251,980,884    $58,562,407    $57,661,397
 Parts, service and collision repair .......    11,905,030      13,971,959      16,399,819      3,607,781      4,254,886
 Finance and insurance (Note 6) ............     4,748,018       6,113,302       6,898,899      1,255,145      1,746,647
                                              ------------    ------------    ------------    -----------    -----------
   Total revenues ..........................   180,869,658     233,337,103     275,279,602     63,425,333     63,662,930
COST OF SALES ..............................   159,715,893     205,482,172     243,369,818     56,245,650     56,297,257
                                              ------------    ------------    ------------    -----------    -----------
GROSS PROFIT ...............................    21,153,765      27,854,931      31,909,784      7,179,683      7,365,673
SELLING, GENERAL AND ADMINIS-
 TRATIVE (Note 6) ..........................    14,375,010      16,969,903      21,152,701      4,692,826      5,052,721
MANAGEMENT BONUS (Note 6) ..................     3,809,573       6,339,005       7,120,875      2,009,396      1,700,000
DEPRECIATION AND AMORTIZATION                       38,836         107,461         221,463         51,199         66,903
                                              ------------    ------------    ------------    -----------    -----------
OPERATING INCOME ...........................     2,930,346       4,438,562       3,414,745        426,262        546,049
OTHER INCOME AND EXPENSE:
 Interest expense -- floor plan ............     2,926,256       3,036,515       3,662,711        513,819        555,530
 Interest income ...........................      (102,265)       (155,804)       (225,802)       (23,435)       (47,335)
 Other (income) expense ....................        37,313         196,030           1,739        (58,122)         6,528
                                              ------------    ------------    ------------    -----------    -----------
   Total other expense .....................     2,861,304       3,076,741       3,438,648        432,262        514,723
                                              ------------    ------------    ------------    -----------    -----------
NET INCOME (LOSS) ..........................  $     69,042    $  1,361,821    $    (23,903)   $    (6,000)   $    31,326
                                              ============    ============    ============    ===========    ===========
Pro Forma Provision (Benefit) for Income
 Taxes (Note 1) (unaudited) ................  $     27,000    $    531,000    $     (9,000)   $    (2,000)   $    12,000
                                              ============    ============    ============    ===========    ===========
Pro Forma Net Income (Loss) (Note 1)
 (unaudited) ...............................  $     42,042    $    830,821    $    (14,903)   $    (4,000)   $    19,326
                                              ============    ============    ============    ===========    ===========

                  See notes to combined financial statements.

                           HATFIELD AUTOMOTIVE GROUP


             COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (NOTE 5)


             For the years ended December 31, 1995, 1996 and 1997
                   and the three months ended March 31, 1998



                                                Common                                                   Total
                                          Stock of Combined                           Retained       Stockholders'
                                              Companies         Paid-in Capital       Earnings          Equity
                                         -------------------   -----------------   --------------   --------------
BALANCE AT DECEMBER 31, 1994 .........        $1,525,000          $   354,000       $  1,402,130     $  3,281,130
 Issuance of common stock ............           700,000                   --                 --          700,000
 Dividends declared ..................                --                   --         (1,086,941)      (1,086,941)
 Net income ..........................                --                   --             69,042           69,042
                                              ----------          -----------       ------------     ------------
BALANCE DECEMBER 31, 1995 ............         2,225,000              354,000            384,231        2,963,231
 Issuance of common stock ............           600,000                   --                 --          600,000
 Capital contribution ................                --              450,000                 --          450,000
 Net income ..........................                --                   --          1,361,821        1,361,821
                                              ----------          -----------       ------------     ------------
BALANCE DECEMBER 31, 1996 ............         2,825,000              804,000          1,746,052        5,375,052
 Capital contribution ................                --              940,000                 --          940,000
 Net loss ............................                --                   --            (23,903)         (23,903)
                                              ----------          -----------       ------------     ------------
BALANCE AT DECEMBER 31, 1997 .........         2,825,000            1,744,000          1,722,149        6,291,149
 Net income (unaudited) ..............                --                   --             31,326           31,326
                                              ----------          -----------       ------------     ------------
BALANCE AT MARCH 31, 1998
 (unaudited) .........................        $2,825,000          $ 1,744,000       $  1,753,475     $  6,322,475
                                              ==========          ===========       ============     ============

                  See notes to combined financial statements.

                           HATFIELD AUTOMOTIVE GROUP


                       COMBINED STATEMENTS OF CASH FLOWS


             For the years ended December 31, 1995, 1996 and 1997
              and the three months ended March 31, 1997 and 1998



                                                             Year ended December 31,              Three months ended March 31,
                                                 ----------------------------------------------- ------------------------------
                                                       1995            1996            1997            1997           1998
                                                 --------------- --------------- --------------- --------------- --------------
                                                                                                          (Unaudited)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income (loss) .............................  $     69,042    $  1,361,821    $    (23,903)   $     (6,000)   $    31,326
                                                  ------------    ------------    ------------    ------------    -----------
 Adjustments to reconcile net income (loss)
   to net cash (used in) provided by
   operating activities:
   Depreciation and amortization ...............        38,836         107,461         221,463          51,199         66,903
   Changes in assets and liabilities that
    related to operations:
    (Increase) decrease in receivables .........      (135,483)     (1,503,996)       (376,470)        247,890         31,395
    Decrease (increase) in inventories .........       130,645      (8,769,439)     (3,624,241)     (1,071,569)       169,167
    Increase in other current assets ...........    (3,000,000)     (2,525,214)     (1,065,796)     (1,039,097)       (17,423)
    Increase (decrease) in notes
     payable -- floor plan .....................       264,242       7,356,921       4,764,137       3,877,117       (249,800)
    Increase (decrease) in accounts payable
     and other accrued liabilities .............     1,041,176       1,106,795      (1,229,584)       (684,535)       293,885
                                                  ------------    ------------    ------------    ------------    -----------
     Total adjustments .........................    (1,660,584)     (4,227,472)     (1,310,491)      1,381,005        294,127
                                                  ------------    ------------    ------------    ------------    -----------
     Net cash (used in) provided by
       operating activities ....................    (1,591,542)     (2,865,651)     (1,334,394)      1,375,005        325,453
                                                  ------------    ------------    ------------    ------------    -----------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Purchases of property and equipment ...........      (138,936)       (702,124)       (423,048)             --             --
 Purchase of business ..........................            --              --      (1,112,058)             --             --
                                                  ------------    ------------    ------------    ------------    -----------
     Net cash used in investing activities            (138,936)       (702,124)     (1,535,106)             --             --
                                                  ------------    ------------    ------------    ------------    -----------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Net increase in amounts payable to
   stockholders ................................     2,306,507       5,144,349       3,037,518       1,636,941      2,426,118
                                                  ------------    ------------    ------------    ------------    -----------
 Capital contribution ..........................            --              --         440,000              --             --
     Net cash provided by financing
       activities ..............................     2,306,507       5,144,349       3,477,518       1,636,941      2,426,118
                                                  ------------    ------------    ------------    ------------    -----------
NET INCREASE IN CASH AND CASH
 EQUIVALENTS ...................................       576,029       1,576,574         608,018       3,011,946      2,751,571
CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD ...........................     9,478,108      10,054,137      11,630,711      11,630,711     12,238,729
                                                  ------------    ------------    ------------    ------------    -----------
CASH AND CASH EQUIVALENTS, END
 OF PERIOD .....................................  $ 10,054,137    $ 11,630,711    $ 12,238,729    $ 14,642,657    $14,990,300
                                                  ============    ============    ============    ============    ===========
SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION:
 Cash paid during the period for interest ......  $  1,746,200    $  1,053,437    $  1,263,618    $    295,000    $   215,579
                                                  ============    ============    ============    ============    ===========
NON-CASH FINANCING ACTIVITIES:
 Dividends declared but not paid ...............  $  1,086,941              --              --              --             --
 Issuance of common stock in exchange for
   amounts payable to stockholders .............  $    700,000    $    600,000              --              --             --
 Contribution to paid-in capital in exchange
   for amounts payable to stockholders .........            --    $    450,000    $    500,000              --             --


                  See notes to combined financial statements.

                           HATFIELD AUTOMOTIVE GROUP


                    NOTES TO COMBINED FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business -- Hatfield Automotive Group (the "Company") operates six automobile dealerships and a body shop in Columbus, Ohio. The Company sells new and used cars and light trucks, sells replacement parts, provides maintenance, warranty, paint and repair services and arranges related financing and insurance. The Company's six dealerships sell new vehicles manufactured by Toyota, Lincoln, Mercury, Jeep, Eagle, Volkswagen, Hyundai, Subaru, Isuzu, Chrysler, Plymouth, KIA and Dodge.

     The accompanying combined financial statements include the accounts of the following entities:

   Hatfield Jeep Eagle, Inc., d/b/a Volkswagen West, Jeep Eagle West, Hatfield KIA and Trader Bud's Westside Chrysler Plymouth

     Hatfield Lincoln Mercury, Inc., d/b/a Hatfield Lincoln Mercury

     Westside Dodge, Inc., d/b/a Westside Dodge

     Toyota West, Inc., d/b/a Toyota West

     Hatfield Hyundai, Inc., d/b/a Hatfield Hyundai, Hatfield Isuzu and Hatfield Subaru

     The accompanying combined financial statements reflect the financial position, results of operations, and cash flows of each of the above listed companies. The combination of these entities has been accounted for at historical cost in a manner similar to a pooling-of-interest because the entities are under common management and control. All material intercompany transactions have been eliminated.

     Revenue Recognition -- The Company records revenue when vehicles are delivered to customers, and when vehicle service work is performed. Finance and insurance commission revenue is recognized principally at the time the contract is placed with the financial institution.

     Dealer Agreements -- The Company purchases substantially all of its new vehicles from manufacturers at the prevailing prices charged by the manufacturer to its franchised dealers. The Company's sales could be unfavorably impacted by the manufacturer's unwillingness or inability to supply the dealership with an adequate supply of new vehicle inventory.

     Each dealership operates under a dealer agreement with the manufacturer. The Company's dealer agreement does not give it the exclusive right to sell the manufacturer's product within a given geographic area. The Company could be materially adversely affected if the manufacturer awards franchises to others in the same market where the Company is operating. A similar adverse affect could occur if existing competing franchised dealers increase their market share in the Company's market. The ability of the Company to acquire additional franchises from a particular manufacturer may be limited due to certain restrictions imposed by manufacturers. Additionally, ownership of the Company's stock by third parties may be limited by the terms of the franchise agreements.


     Cash and Cash Equivalents -- The Company considers contracts in transit and all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents. Contracts in transit represent cash in transit to the Company from finance companies related to a vehicle purchase and were $8,171,520 and $6,270,709 at December 1996 and 1997, respectively.

     Inventories -- Vehicle inventories are valued at the lower of specific cost or market. Parts and accessories are valued at the lower of first-in, first-out ("FIFO") cost or market.

     Goodwill -- Goodwill represents the excess of purchase price over the estimated fair value of the net assets acquired and is being amortized over a 40 year period. The cumulative amount of goodwill amortized at December 31, 1997 was $16,667. The Company periodically reviews goodwill to assess recoverability. The Company's policy is to compare the carrying value of goodwill with the expected undiscounted cash flows from operations.

                           HATFIELD AUTOMOTIVE GROUP

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- Continued

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed using straight-line methods over the estimated useful lives of the assets. The range of estimated useful lives is as follows:



                                                 Useful Lives
                                                -------------
       Office equipment and fixtures ..........       5
       Parts and service equipment ............       5
       Leasehold improvements .................      10
       Computer equipment .....................       5

     Expenditures for maintenance and repairs are expensed as incurred. Significant betterments are capitalized.

     Income taxes -- All of the Company's dealerships are organized as S Corporations for federal and state income tax purposes. As such, the Company's taxable income is included in the stockholders' annual income tax return. Accordingly, no provision for federal or state income taxes has been included in the Company's statements of income.

     The pro forma provision for income taxes and the pro forma net income for the years ended December 31, 1995, 1996 and 1997, and for the three months ended March 31, 1997 and 1998, reflect amounts that would have been recorded had the Company's income been taxed for federal and state purposes as if it was a C Corporation.

     Concentration of Credit Risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits. At times, amounts invested with financial institutions may exceed FDIC insurance limits.

     Concentrations of credit risk with respect to receivables are limited primarily to automobile manufacturers and financial institutions. Credit risk arising from trade receivables from commercial customers is reduced by the large number of customers comprising the trade receivables balance. Trade receivables are concentrated in the Company's principal market area of Columbus, Ohio.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Advertising -- The Company expenses advertising costs in the period incurred. Advertising expenses for 1995, 1996 and 1997 amount to $2,619,348, $3,941,810 and $4,475,943, respectively.

     Interim Financial Information -- The accompanying unaudited interim financial information for the three months ended March 31, 1997 and 1998 has been prepared on substantially the same basis as the audited financial statements, and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein. The results for interim periods are not necessarily indicative of the results to be expected for the entire year.


2. BUSINESS ACQUISITION

     On May 1, 1997, the Company acquired Trader Bud's Westside Chrysler Plymouth for a total purchase price of $1,112,058. The acquisition has been accounted for using purchase accounting and the results of operations of this dealership have been included in the accompanying combined financial statements from the date of acquisition. The total purchase price has been allocated to the assets and liabilities acquired at their estimated fair market value at acquisition date as follows:


       Inventory ......................  $   84,166
       Property and equipment .........      27,892
       Goodwill .......................   1,000,000
                                         ----------
                                         $1,112,058
                                         ==========

                           HATFIELD AUTOMOTIVE GROUP

2. BUSINESS ACQUISITION -- Continued

     The following unaudited pro forma financial information is presented as if Trader Bud's Westside Chrysler Plymouth were acquired on January 1, 1996 and January 1, 1997, respectively.



                                     Year ended December 31,
                                 -------------------------------
                                       1996            1997
                                 --------------- ---------------
     Revenues ..................  $259,336,000    $281,718,000
     Gross profit ..............    30,612,000      32,684,000
     Net income (loss) .........     1,257,000         (67,000)

     The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the operating results that would have occurred had Trader Bud's Westside Chrysler Plymouth been acquired on January 1, 1996 and 1997, respectively. These results are also not necessarily indicative of the results of future operations.


3. INVENTORIES AND RELATED NOTES PAYABLE -- FLOOR PLAN

     Inventories consist of the following:



                                          December 31,             March 31,
                                  -----------------------------      1998
                                       1996           1997        (Unaudited)
                                  -------------- -------------- --------------
  New vehicles ..................  $24,597,294    $ 29,227,278   $29,499,807
  Used vehicles .................    5,263,444       4,181,804     3,705,042
  Parts and accessories .........      966,895       1,125,050     1,158,590
  Other .........................       27,756          29,664        31,190
                                   -----------    ------------   -----------
  Total .........................  $30,855,389    $ 34,563,796   $34,394,629
                                   ===========    ============   ===========

     All new and certain used vehicles are pledged to collateralize floor plan notes payable to financial institutions in the amount of $28,941,767 and $33,705,904 at December 31, 1996 and 1997, respectively. The floor plan notes bear interest that fluctuates with prime. Interest is payable monthly on the outstanding balance, ranging from 7.94% to 9.25% and 8.00% to 9.50% at December 31, 1996 and 1997, respectively. The notes payable are due when the related vehicles are sold. As such, these floor plan notes payable are shown as a current liability in the accompanying combined balance sheets.


4. PROPERTY AND EQUIPMENT

     Property and equipment is comprised of the following:



                                                   December 31,              March 31,
                                          -------------------------------       1998
                                                1996            1997        (Unaudited)
                                          --------------- --------------- ---------------
  Parts and service equipment ...........  $  1,173,892    $  1,404,291    $  1,404,291
  Office equipment and fixtures .........       424,894         504,973         504,973
  Leasehold improvements ................       303,407         422,616         422,616
  Computer equipment ....................        35,999          57,252          57,252
                                           ------------    ------------    ------------
                                              1,938,192       2,389,132       2,389,132
  Less accumulated depreciation .........    (1,120,232)     (1,325,028)     (1,385,681)
                                           ------------    ------------    ------------
  Property and equipment, net ...........  $    817,960    $  1,064,104    $  1,003,451
                                           ============    ============    ============

                           HATFIELD AUTOMOTIVE GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- Continued


5. COMBINED EQUITY

     The capital structure of the entities included in the combined financial statements of the Company at December 31, 1996 is as follows:



                                                                   Common Stock
                                           ------------------------------------------------------------
                                                                              Shares
                                                Par           Shares        Issued and                      Paid-In
                                               Value        Authorized     Outstanding        Amount        Capital
                                           -------------   ------------   -------------   -------------   -----------
Hatfield Jeep Eagle, Inc. ..............       No Par          5,000            100        $  225,000      $354,000
Hatfield Lincoln Mercury, Inc. .........      $   100         10,000          6,000           600,000       450,000
Westside Dodge, Inc. Voting ............       No par          5,000          4,000           800,000            --
Non-voting .............................       No par          5,000          1,000           200,000            --
Toyota West, Inc.  Voting ..............       No par            250            250           250,000            --
Non-voting .............................       No par            250            250           250,000            --
Hatfield Hyundai, Inc. .................       No par            750            750           500,000            --
                                                                                           ----------      --------
Total ..................................                                                   $2,825,000      $804,000
                                                                                           ==========      ========

     The capital structure of the entities included in the combined financial statements of the Company at December 31, 1997 is as follows:



                                                                   Common Stock
                                           ------------------------------------------------------------
                                                                              Shares
                                                Par           Shares        Issued and                       Paid-In
                                               Value        Authorized     Outstanding        Amount         Capital
                                           -------------   ------------   -------------   -------------   -------------
Hatfield Jeep Eagle, Inc. ..............       No Par          5,000            100        $  225,000      $1,294,000
Hatfield Lincoln Mercury, Inc. .........      $   100         10,000          6,000           600,000         450,000
Westside Dodge, Inc. Voting ............       No par          5,000          4,000           800,000              --
Non-voting .............................       No par          5,000          1,000           200,000              --
Toyota West, Inc. Voting ...............       No par            250            250           250,000              --
Non-voting .............................       No par            250            250           250,000              --
Hatfield Hyundai, Inc. .................       No par            750            750           500,000              --
                                                                                           ----------      ----------
Total ..................................                                                   $2,825,000      $1,744,000
                                                                                           ==========      ==========

6. RELATED PARTIES

     The management bonuses were paid to Company stockholders and certain management companies owned by a Company stockholder. Unpaid bonuses and dividends are included in the amounts payable to stockholders -- non-current.

     Included in finance and insurance revenues are $433,599, $489,005 and $480,875 for 1995, 1996 and 1997, respectively, in commissions generated from selling credit life policies to customers which have been distributed to a company owned by a stockholder.

     Other current assets at December 31, 1996 and 1997 include $5,525,214 and $6,653,925, respectively, of cash owned by stockholders on deposit in the Company's cash management account. A liability for this amount is included in amounts payable to stockholders -- current.

     The Company leases all of its operating facilities directly from a Company stockholder or from a corporation which is owned by that stockholder. Rent expense under these leases was $1,680,000 in 1995 and 1996 and $2,360,000 in 1997. The Company also paid $166,756, $190,500 and $216,332 to these related parties for property taxes for the years ended December 31, 1995, 1996 and 1997, respectively. Total rent expense was $1,746,050 in 1995, $1,724,660 in 1996, and $2,469,859 in 1997.

                           HATFIELD AUTOMOTIVE GROUP

6. RELATED PARTIES -- Continued

     Other leases consist primarily of leases for office and computer equipment. Future minimum rental payments required under noncancelable operating leases at December 31, 1997 are as follows:



                            Related Party       Other          Total
                           ---------------   -----------   -------------
Year ending December 31:
1998 ...................      $2,460,000      $189,835      $2,649,835
1999 ...................       2,460,000       128,435       2,588,435
2000 ...................       2,335,000       109,618       2,444,618
2001 ...................         300,000        29,080         329,080
2002 ...................              --        15,798          15,798
                              ----------      --------      ----------
Total ..................      $7,555,000      $472,766      $8,027,766
                              ==========      ========      ==========

7. EMPLOYEE BENEFIT PLAN

     The Company has a contributory 401(k) plan covering substantially all employees. Company contributions to the plan are equal to 25% of the first 6% of participant contributions. Company contributions amounted to $47,528, $63,015 and $76,922 in 1995, 1996, and 1997, respectively.


8. CONTINGENCIES

     The Company is involved in various legal proceedings incurred in the normal course of business. Management believes that the outcome of such proceedings will not have a materially adverse effect on the Company's financial position or future results of operations and cash flows.


9. SUBSEQUENT EVENT

     In February 1998, the Company signed an asset purchase agreement with Sonic Automotive, Inc. ("Sonic") whereby Sonic will purchase the Company's assets for a total price of approximately $48.6 million plus the assumption of certain liabilities of the Company. The total purchase price is subject to adjustment based on a final determination of the value of the net current assets of the Company. Preferred stock with a liquidation preference of approximately $14.0 million as of the closing date of the acquisition will be issued to the sellers for a portion of the purchase price.



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